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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  June 15, 2001




                         LONE STAR TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)




         Delaware                      1-12881                  75-2085454
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)



                          15660 North Dallas Parkway
                                  Suite 500
                             Dallas, Texas  75248
        (Address, including zip code, of principal executive offices)

     Registrant's telephone number, including area code:  (972) 770-6401

                                Not applicable
        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On June 15, 2001, the United States International Trade Commission (ITC) made its determinations in its five-year (sunset) reviews concerning oil country tubular goods (OCTG) from Argentina, Italy, Japan, Korea, and Mexico.

     As a result of the ITC's determinations, the existing antidumping orders on imports of OCTG other than drill pipe from Argentina, Italy, Japan, Korea, and Mexico will remain in place. The existing countervailing duty order on imports of OCTG other than drill pipe from Italy also will remain in place. Additionally, the existing antidumping order on imports of drill pipe from Japan will remain in place.

     Lone Star Technologies, Inc. manufactures and sells OCTG, but not drill pipe.

     The foregoing is qualified by reference to an ITC news release, dated June 15, 2001, which is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of Business Acquired.

     Not applicable.

     (b)     Pro Forma Financial Information.

     Not applicable.

     (c)     Exhibits.

99.1 ITC News Release dated June 15, 2001, announcing determinations in five year (sunset) reviews concerning oil country tubular goods from Argentina, Italy, Japan, Korea, and Mexico.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LONE STAR TECHNOLOGIES, INC.

                                   By:     /s/ Charles J. Keszler
                                   ---------------------------------------------
                                        Charles J. Keszler
                                        Vice President and
                                        Chief Financial Officer

Date:     June 18, 2001

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                              INDEX TO EXHIBITS

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Item
Number     Exhibit
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

99.1 ITC News Release dated June 15, 2001, announcing determinations in five year (sunset) reviews concerning oil country tubular goods from Argentina, Italy, Japan, Korea, and Mexico.

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